UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 14, 2021

SPOK HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32358	16-1694797
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5911 Kingstown Village Pkwy, 6th Floor		22315
Alexandria,	Virginia
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (800) 611-8488
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SPOK	NASDAQ National Market®

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 14, 2021, in support of the Board’s ongoing annual refreshment process, Brian O’Reilly, a member of the Board of Directors (the “Board”) of Spok Holdings, Inc. (the “Company”), informed the Company that he will not stand for re-election to the Board at the Company’s 2021 annual meeting of stockholders (the “2021 Annual Meeting”). Mr. O’Reilly’s decision was not the result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. O’Reilly will remain a director and maintain his committee memberships through the 2021 Annual Meeting.

The Company thanks Mr. O’Reilly for his many years of leadership on the Board and the contributions he has made to the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPOK HOLDINGS, INC.

Date: April 15, 2021	By:	/s/ Michael W. Wallace
		Name:	Michael W. Wallace
		Title:	Chief Financial Officer